UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A/A
AMENDMENT No. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
DARWIN PROFESSIONAL UNDERWRITERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0510450

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9 Farm Springs Road, Farmington, CT	06032

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: None.
Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered
Common Stock, $0.01 par value	New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
Signature

Item 1. Description of Registrant’s Securities to be Registered.
General
On or about May 16, 2006 Darwin Professional Underwriters, Inc. (the “Company”), filed a registration statement on Form 8-A with the Securities and Exchange Commission to register its common stock under Section 12(b) of the Exchange Act. That registration statement named the exchange on which the class of Common Stock was to be registered as the NYSE Arca, Inc.
The Company is filing this Amendment No. 1 to the registration statement on Form 8-A for the sole purpose of amending the designation of the exchange on which its Common Stock is to be traded as the NYSE. Since its initial public offering on May 19, 2006, the Company’s Common Stock has traded on the NYSE Arca, Inc. Beginning on April 18, 2007, the Company’s Common Stock will trade on the New York Stock Exchange, under the ticker symbol “DR.”
Item 2. Exhibits
None.

Signature
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DARWIN PROFESSIONAL UNDERWRITES, INC.

Date: April 17, 2007	By:	/s/ Timothy J. Curry

	Name:	Timothy J. Curry
	Title:	Vice President, Assistant General Counsel and Assistant Secretary